Exhibit 99.3
Municipal Mortgage & Equity, LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	June 30,	December 31,
	2005	2004
ASSETS:
Investment in tax-exempt bonds and interests in bond securitizations, net	$1,354,108	$1,275,748
Investment in taxable bonds	16,389	9,205
Loans receivable, net	663,663	593,968
Loans receivable held for sale	715	27,766
Investments in partnerships	672,609	827,273
Investment in derivative financial instruments	3,206	3,102
Cash and cash equivalents	136,698	92,881
Interest receivable	20,002	18,368
Restricted assets	81,064	72,805
Other assets	82,099	66,040
Land, building and equipment, net	162,518	182,773
Mortgage servicing rights, net	13,309	11,349
Goodwill	107,561	106,609
Other intangibles	25,764	22,443

Total assets	$3,339,705	$3,310,330

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Notes payable	$740,183	$880,224
Mortgage notes payable	108,783	32,237
Short-term debt	490,215	413,157
Long-term debt	182,337	164,014
Subordinate debentures	172,750	84,000
Preferred shares subject to mandatory redemption	168,000	168,000
Tax credit equity guarantee liability	223,986	186,778
Investment in derivative financial instruments	3,204	4,923
Accounts payable and accrued expenses	21,173	35,003
Interest payable	16,172	19,266
Unearned revenue and other liabilities	90,256	74,176

Total liabilities	2,217,059	2,161,778

Commitments and contingencies
Minority interest in subsidiary companies	312,484	404,586
Preferred shareholders’ equity in a subsidiary company, liquidation preference of $73,000 at June 30, 2005 and December 31, 2004, respectively	71,031	71,031

Shareholders’ equity:
Common shares, par value $0 (42,046,099 shares authorized, including 38,074,265 shares issued and outstanding, and 70,855 deferred shares at June 30, 2005 and 39,471,099 shares authorized, 35,179,884 shares issued and outstanding, and 58,114 deferred shares at December 31, 2004	749,424	681,227
Less common shares held in treasury at cost (181,015 and 124,715 at June 30, 2005 and December 31, 2004, respectively)	(3,987)	(2,615)
Less unearned compensation (deferred shares)	(7,539)	(4,145)
Accumulated other comprehensive income (loss)	1,233	(1,532)

Total shareholders’ equity	739,131	672,935

Total liabilities and shareholders’ equity	$3,339,705	$3,310,330

BOOK VALUE PER COMMON SHARE	$19.47	$19.16

Municipal Mortgage & Equity, LLC
CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION
(in thousands, except share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2005	2004	2005	2004
SOURCES OF CASH:
Interest on bonds, interests in bond securitizations and loans	$32,776	$32,342	$65,345	$61,201
Syndication fees	9,409	11,190	16,598	15,923
Asset management and advisory fees	7,309	5,398	15,203	11,564
Origination and brokerage fees	2,822	4,191	4,917	6,161
Guarantee fees	4,041	4,566	7,113	5,066
Loan servicing fees	2,307	1,940	4,373	3,813
Distributions from equity investments in partnerships	3,574	1,887	5,210	3,805
Other income	2,278	2,152	4,502	3,990
Interest on short-term investments	1,323	1,930	2,175	2,717
Net gain on sales	6,482	1,089	7,348	1,700

Total Sources of Cash	72,321	66,685	132,784	115,940

EXPENSES:
Interest expense	16,476	15,481	31,331	30,220
Interest expense on debentures and preferred shares	6,080	4,004	11,828	7,050
Salaries and benefits	19,011	19,679	36,076	32,738
Professional fees	3,214	2,481	4,765	3,975
General and administrative	5,208	3,529	9,215	7,468
Loss on loans and investments	—	—	—	(26)
Income tax expense	380	187	593	190

Total Expenses	50,369	45,361	93,808	81,615

Cash available for distribution	21,952	21,324	38,976	34,325

LESS:
Cash allocable to minority interest	944	—	1,894	—

Cash available for distribution to common shares	$21,008	$21,324	$37,082	$34,325

CAD per common share	$0.55	$0.61	$0.98	$0.98

CALCULATION OF CASH DISTRIBUTION:
Cash available for distribution to common shares	$21,008	$21,324	$37,082	$34,325

Actual amount paid	$18,318	$16,138	$36,418	$32,078

Payout Ratio	87.2%	75.7%	98.3%	93.5%

Common shares outstanding	37,694,105	34,893,770

Cash Distribution per common share	$0.4825	$0.4625	$0.9600	$0.9200

Note 1: Certain prior year amounts have been reclassified to conform to the current year presentation.
The primary differences between Net Income as calculated under generally accepted accounting principles (“GAAP”) and Cash Available for Distribution (“CAD”) result from the timing of income and expense recognition and non-cash events. These differences between CAD and GAAP income include the treatment of certain fees, which for CAD purposes are recognized when received but for GAAP purposes are amortized into income over the relevant period. In addition, there are differences related to non-cash gains and losses associated with bond valuations and sales, non-cash gains and losses associated with changes in market value of derivative financial instruments, amortization of goodwill and intangibles, deferred compensation and capitalization of mortgage servicing rights, which are not included in the calculation of CAD. As a result of Financial Interpretation No.46 (Revised), “Consolidation of Variable Interest Entities”, effective in the second quarter of 2004 certain asset management and syndication fees are eliminated for GAAP as a result of consolidating certain tax credit equity funds.
The common shares outstanding reported for Cash Available for Distribution are the actual shares outstanding at the end of the quarter. For GAAP, the weighted average shares outstanding during the period are reported for the basic net income per share calculation. The weighted average shares outstanding for diluted net income per share include the potential dilutive effect from the exercise of options and vesting of deferred shares.

Municipal Mortgage & Equity, LLC
VARIANCE ANALYSIS FOR CAD
2nd Quarter 2005 Compared to 2nd Quarter 2004:
CAD for the second quarter of 2005 decreased $0.3 million over the same period last year due primarily to the following changes:
(1)	a $5.4 million increase in net gain on sales due primarily to an increase in the volume of tax exempt bond sales/repayments and a gain associated with the termination of certain interest rate swaps;

(2)	a $1.9 million increase in asset management and advisory fees primarily due to the new MRC business;

(3)	a $1.7 million increase in distributions from equity investments in partnerships due to an increase in distributions from the CAPREIT investments and increases from the new MRC business;

(4)	a $0.7 million decrease in salaries and benefits resulting from a 25% increase in headcount, offset in the quarter by a larger decrease in bonus costs due to timing differences and changes in bonus structure;

(5)	a $0.4 million increase in loan servicing fees driven by an increase in the size of the loan servicing portfolio; and

(6)	a $0.1 million increase in other income primarily the result of the new MRC business;
Offset in part by:
(7)	a $4.2 million decrease in net interest income (interest on bonds, interests in bond securitizations and loans, interest on short-term investments less interest expense, interest expense on debentures and preferred shares and cash allocable to minority interest) due primarily to an overall growth of the bond and loan portfolios, offset by decreases in interest income relative to defaulted and nonaccrual bonds and bonds that have been sold/repaid as well as increases in interest expense, interest expense on debentures and preferred shares and cash allocable to minority interest due to increases in senior costs on securitizations and borrowing rates and increases in preferred shares and trust preferred securities from offerings subsequent to the second quarter of 2004;

(8)	a $1.8 million decrease in syndication fees due to a decrease in overall volume of approximately 7%;

(9)	a $1.7 million increase in general and administrative expenses primarily due to cost increases in travel and information technology and an overall increase in volume of Company business;

(10)	a $1.4 million decrease in origination and brokerage fees resulting from a decrease in deal volume of our legacy businesses offset by increases from the new MRC business;

(11)	a $0.7 million increase in professional fees primarily driven by an increase in accounting and consulting fees surrounding internal control compliance;

(12)	a $0.5 million decrease in guarantee fees due to a decrease in the volume of guaranteed funds established during the quarter; and

(13)	a $0.2 million increase in income tax expense due to an increase in state tax liabilities associated with the acquisition of MRC.

Municipal Mortgage & Equity, LLC
VARIANCE ANALYSIS FOR CAD
June 30, 2005 Year to Date Compared to June 30, 2004 Year to Date:
CAD for the six months ending June 30, 2005, increased $2.8 million over the same period last year due primarily to the following changes:
(1)	a $5.7 million increase in net gain on sales due primarily to an increase in the volume of tax exempt bond sales/repayments and a gain associated with the termination of certain interest rate swaps;

(2)	a $3.6 million increase in asset management and advisory fees due to the receipt of previously reserved past due asset management fees that were made available from underlying property capital events and asset management fees associated with the new MRC business;

(3)	a $2.0 million increase in guarantee fees resulting from a guarantee associated with a bond investment and an increase in fees from the new 2005 guaranteed funds;

(4)	a $1.4 million increase in distributions from equity investments in partnerships due to an increase in distributions from the CAPREIT investments and increases from the new MRC business;

(5)	a $0.7 million increase in syndication fees due to an overall increase in business volume of 6%;

(6)	a $0.6 million increase in loan servicing fees driven by an increase in the size of the loan servicing portfolio; and

(7)	a $0.5 million increase in other income due to fees generated from the new MRC business and from property disposition consultation fees;
Offset in part by:
(8)	a $4.2 million decrease in net interest income (interest on bonds, interests in bond securitizations and loans, interest on short-term investments less interest expense, interest expense on debentures and preferred shares and cash allocable to minority interest) due primarily to an overall growth of the bond and loan portfolios, offset by decreases in interest income relative to defaulted and nonaccrual bonds and bonds that have been sold/repaid as well as increases in interest expense, interest expense on debentures and preferred shares and cash allocable to minority interest due to increases in senior costs on securitizations and borrowing rates and increases in preferred shares and trust preferred securities from offerings subsequent to the second quarter of 2004;

(9)	a $3.3 million increase in salaries and benefits resulting from increases in medical insurance expenses, salary and other compensation costs generated by an approximate 25% increase in headcount, offset by a decrease in bonus costs due to timing differences and changes in bonus structure;

(10)	a $1.8 million increase in general and administrative expenses primarily due to cost increases in travel and information technology and an overall increase in volume of Company business;

(11)	a $1.2 million decrease in origination and brokerage fees resulting from a decrease in deal volume of our legacy businesses offset by increases from the new MRC business;

(12)	a $0.8 million increase in professional fees primarily driven by an increase in accounting and consulting fees surrounding internal control compliance;

(13)	a $0.4 million increase in income tax expense due to an increase in state tax liabilities associated with the acquisition of MRC.

Municipal Mortgage & Equity, LLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2005	2004	2005	2004
INCOME:
Interest income
Interest on bonds and interests in bond securitizations	$24,361	$21,340	$47,446	$40,842
Interest on loans	11,665	11,388	23,611	22,109
Interest on short-term investments	994	1,859	1,481	2,666

Total interest income	37,020	34,587	72,538	65,617

Fee income
Syndication fees	4,424	4,190	9,032	7,941
Origination and brokerage fees	1,410	2,848	1,845	3,765
Guarantee fees	4,039	1,506	6,975	3,359
Asset management and advisory fees	5,344	1,967	11,030	8,133
Loan servicing fees	1,350	1,139	2,572	2,258
Other income	1,388	1,213	2,764	2,558

Total fee income	17,955	12,863	34,218	28,014

Net rental income	5,550	5,496	12,122	5,496

Total income	60,525	52,946	118,878	99,127

EXPENSES:
Interest expense	18,702	18,651	35,819	32,554
Interest expense on debentures and preferred shares	6,081	4,004	11,312	7,049
Salaries and benefits	19,839	20,460	37,688	36,044
General and administrative	7,546	6,654	16,716	10,352
Professional fees	3,466	2,731	5,344	4,225
Depreciation and amortization	3,937	3,936	7,731	5,875

Total expenses	59,571	56,436	114,610	96,099

Net gain on sale of loans	1,251	1,730	965	2,410
Net gain on sale of tax-exempt investments	5,159	1,013	6,073	1,205
Net gain on sale of investments in tax credit equity partnerships	5,723	379	6,564	2,814
Net gain on deconsolidation of tax credit equity partnerships	2,501	—	2,501
Net gain on derivatives	94	6,687	2,982	3,262
Impairments and valuation allowances	(554)	(430)	(1,366)	(730)

Income before income tax (expense) benefit, net income allocable to minority interest, net losses from equity investments in partnerships, discontinued operations and cumulative effect of a change in accounting principle	15,128	5,889	21,987	11,989
Income tax (expense) benefit	(4,251)	(173)	(3,035)	2,337
Net income allocable to minority interest	22,031	76,659	60,913	76,764
Net losses from equity investments in partnerships	(9,330)	(71,224)	(54,056)	(81,735)

Income from continuing operations	23,578	11,151	25,809	9,355
Discontinued operations	—	—	—	—

Income before cumulative effect of a change in accounting principle	23,578	11,151	25,809	9,355
Cumulative effect of a change in accounting principle	—	—	—	520

Net income	$23,578	$11,151	$25,809	$9,875

				(Continued)

Municipal Mortgage & Equity, LLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2005	2004	2005	2004
Basic earnings per common share:
Earnings before discontinued operations and cumulative effect of a change in accounting principle	$0.62	$0.32	$0.69	$0.27
Discontinued operations	—	—	—	—
Cumulative effect of a change in accounting principle	—	—	—	0.02

Basic earnings per common share	$0.62	$0.32	$0.69	$0.29

Weighted average common shares outstanding	37,919,842	34,800,580	37,404,006	34,047,243

Diluted earnings per common share:
Earnings before discontinued operations and cumulative effect of a change in accounting principle	$0.61	$0.32	$0.68	$0.27
Discontinued operations	—	—	—	—
Cumulative effect of a change in accounting principle	—	—	—	0.02

Diluted earnings per common share	$0.61	$0.32	$0.68	$0.29

Weighted average common shares outstanding	38,432,587	35,140,968	37,890,911	34,406,363